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John W. Hlywak, Jr. (Investors)           Jay Higham (Media/Physicians)
Senior Vice President &                   President and Chief Operating Officer
Chief Financial Officer
IntegraMed America, Inc.                  IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4127
email:  jhlywak@integramed.com            email:  jhigham@integramed.com
        ----------------------                    ----------------------
Web Address:  http://www.integramed.com
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                    IntegraMed America will be presenting at
      The ValueRich Small-cap Financial Expo on Friday, March 11th, 2005

Purchase, NY, March 10, 2005 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced that IntegraMed management will make a presentation to analysts, portfolio managers and private investors at The ValueRich Small-cap Financial Expo on Friday, March 11th at 2:30 pm eastern time.

Approximately 100 public companies will be presenting at the three-day Expo.

**Investors may access an Internet webcast of the presentation at:

                                   http://www.visualwebcaster.com/ValueRichExpo/

About IntegraMed America

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Forward-Looking Statements

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of March 10, 2005 and IntegraMed undertakes no duty to update this information.